AMENDMENT NO. 1 TO THE ALPHARMA INC.
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

The Alpharma Inc. Amended and Restated Deferred Compensation Plan (the "Plan") is hereby amended effective as of the date indicated below, as follows:

    Effective January 1, 2006, Section II. of the Plan is hereby amended by adding the following to the end thereof:

    "No employee shall become a participant in the Plan after December 31, 2005."

    Effective with the first payroll period ending in 2006, Section III. A of the Plan is hereby amended by adding the following to the end thereof:

    "Effective January 1, 2006, no employee shall be permitted to defer salary, fee or commission compensation to the Plan."

    Effective with the first payroll period ending in 2006, Section III. B. of the Plan is hereby amended by adding the following to the end thereof:

"Effective January 1, 2006, no employee shall be permitted to defer bonus compensation to the Plan."

- END -